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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-62664) of Argosy Gaming Company and in the Registration Statement (Form S-8 No. 33-76418) pertaining to the Stock Option Plan and Director Option Plan of Argosy Gaming Company of our report dated January 30, 2004, with respect to the consolidated financial statements of Argosy Gaming Company included in the Current Report (Form 8-K) dated February 3, 2004.

Ernst & Young LLP

Chicago, Illinois
February 3, 2004

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  Exhibit 23.1
Consent of Independent Auditors